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                                                                  EXHIBIT 10.9


                            CHATSWORTH SECURITIES LLC

March 20, 1999

Mr. Russell Madris
President
Corporate Buying Service Inc.
3401 N. Federal Highway
Boca Raton, FL 33431

Dear Mr. Madris:

This letter (this "Agreement") confirms the terms upon which Corporate Buying Services Inc. ("CBS" or the "Company") and Chatsworth Securities LLC ("Chatsworth") have agreed to amend and restate the terms of that certain letter agreement entered into between them on March 18, 1999 (the "Initial Engagement Agreement") pursuant to which Chatsworth was retained to serve as a consultant to the Company.

SECTION 1:  NATURE OF THE ENGAGEMENT

In the capacity described above, Chatsworth will act as a consultant and will advise and assist the Company with respect to the following:

         (a) Advise and assist the Company in analyzing corporate and technology infrastructure needs;
         (b) Advise and assist the Company in evaluating the Company's website;
         (c) Advise and assist the Company in evaluating and enhancing the Company's marketing program, including the development of a national sales force;
         (d) Advise and assist the Company in retaining executive search firms and evaluating managerial personnel needs;
         (e) Advise and assist the Company in identifying and hiring a suitable CFO and CTO;
         (f) Advise and assist the Company in identifying suitable candidates for the Company's Board of Directors;
         (g) Prepare a comprehensive business plan for the Company to facilitate raising private equity capital;
         (h) Prepare a valuation of the Company to facilitate raising private equity capital;
         (i) Advise and assist the Company in evaluating debt and equity alternatives for financing the Company's growth;
         (j) Advise and assist the Company in selecting and retaining auditors; and
         (k) Advise and assist the Company in establishing an employee stock option plan and program.

                   One East Putnam Avenue, Greenwich, CT 06830
                     Tel. (203) 629-2612 Fax (203) 629-2375

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SECTION 2:  FEES

In consideration of the services provided by Chatsworth hereunder, the Company shall issue to Chatsworth a warrant to purchase 1.65 shares of common stock, $.01 par value per share, of the Company (which shall be subject to adjustment on account of any stock split or dividend undertaken by the Company) in the form attached hereto as EXHIBIT A (the "Warrant").

SECTION 3:  EXPENSES

In addition to the Warrant, the Company hereby agrees, from time to time upon request, to reimburse Chatsworth for all reasonable and pre-approved out-of-pocket traveling expenses incurred by Chatsworth in fulfilling its obligations hereunder.

SECTION 4:  INDEMNIFICATION

The Company agrees to indemnify, defend and hold harmless Chatsworth against any and all loss, liability claim, damage and expense whatsoever (including, but not limited to, any and all expenses reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened, or any claim whatsoever) arising out of any untrue statement or alleged untrue statement of a material fact contained in any registration statement filed by the Company with the SEC and any prospectus contained therein (as amended and supplemented from time to time) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that any such loss, claim damage or liability arises out of or is based upon (a) an untrue statement, or alleged untrue statement or omission or alleged omission made in such registration statement or prospectus, or such amendment or supplement, in reliance upon and in conformity with information furnished to the Company by Chatsworth, or (b) grossly negligent, reckless or intentional misconduct or wrongful acts of Chatsworth.

Chatsworth agrees that it will indemnify, defend and hold harmless the Company and each of its officers, directors, employees and agents from and against any loss, expense, claim, damage, or liability (including but not limited to any and all expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever), insofar as any such loss, expense, claim, damage, liability, or actions in respect thereof arises out of or is based on any untrue statement or alleged untrue statement of any material fact made by Chatsworth or the omission on or alleged omission by Chatsworth of any material fact or any fact necessary to make the statements made by Chatsworth not misleading or any grossly negligent, reckless or intentional misconduct or wrongful act of Chatsworth or any of its officers, directors, employees and agents.

SECTION 5:  TERMINATION OF ENGAGEMENT

Chatsworth's engagement hereunder may be terminated by either the Company or Chatsworth at any time, with or without cause, upon 10 days' written advice to the other party; PROVIDED, HOWEVER, that


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Chatsworth will be entitled to keep the Warrant subject to the terms set forth therein; and PROVIDED, FURTHER, the provisions of Section 3, 4, and 5 shall survive such termination.

The Company understands and agrees that all advice (written or oral) given by Chatsworth to the Company in connection with Chatsworth's engagement hereunder is intended solely for its benefit and use, and that no such advice shall be used, reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose, nor shall any public reference be made to Chatsworth except
(i) as may be required by law, any applicable rules or regulations promulgated pursuant thereto or the rules of any exchange or market on which shares of the Company are or are proposed to be listed, or (ii) with Chatsworth's prior written consent.

Each Holder and the Company agrees to arbitrate all disputes, controversies or differences that may arise between them with respect to any provision of this Agreement. Either party may give notice to the other of its decision to arbitrate the dispute, and such notice shall specify the issue or issues to be arbitrated. Each party shall select one arbitrator, and the two arbitrators thereby selected shall select a third arbitrator. The arbitration shall take place in Palm Beach County, Florida or such other place as the parties shall agree, under the then-current Commercial Arbitration Rules of the American Arbitration Association. The decision of a majority of the three arbitrators, including any assessment of the cost of arbitration, will be final and binding on the parties. The arbitrators will only have the authority to award actual direct damages, and will not have the authority to award consequential or punitive damages. Judgement upon the decision made by the arbitrators may be entered in any court of competent jurisdiction.

Please confirm that the foregoing is in accordance with your understandings and agreements with Chatsworth by signing the duplicate copy of this letter and returning the same to the undersigned, thereby constituting this a binding agreement between us, our respective successors and assigns.

SECTION 6:  OTHER

The terms of this letter agreement shall supersede and replace the terms of the Initial Engagement Letter and the terms of such Initial Engagement Letter shall be null and void.

                                                     Very truly yours,

                                                     CHATSWORTH SECURITIES LLC

                                                     By: /s/ ALBERT P. VASQUEZ
                                                         ----------------------
                                                            Albert P. Vasquez
                                                            Managing Director

Accepted and agreed to as
of the date of this letter

CORPORATE BUYING SERVICE INC.


By: /s/ RUSSELL MADRIS
   ---------------------------
         Russell Madris
         President



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